Exhibit 99.1

Deborah Kendric                                                                                7/30/07
dkendric@statebankofli.com                                                         (516) 495 - 5050

State Bancorp, Inc. Elects Nicos Katsoulis to its Board of Directors

Jericho, N.Y. – On July 24, 2007, the Board of Directors of State Bancorp, Inc. (the “Company”), parent company of State Bank of Long Island (the “Bank”), elected Nicos Katsoulis to its Board of Directors effective immediately. Mr. Katsoulis will also serve as a director of State Bank of Long Island. The election of Mr. Katsoulis increases the membership of the Board of Directors to fourteen.

Mr. Katsoulis, 48, has over twenty years of commercial lending and banking experience. Mr. Katsoulis began his banking career at Chemical Bank where he was credit trained. Most recently, he served as Executive Vice President and Chief Lending Officer at Atlantic Bank where he lead the development of that bank’s highly profitable loan portfolio and oversaw the origination of several billion dollars in new facilities and relationships. Mr. Katsoulis is also a successful real estate investor and manager of residential and commercial properties in the New York/New Jersey area. Mr. Katsoulis earned a Bachelor of Science degree with honors in Economics from the London School of Economics and a Masters in Business Administration in Finance and International Business from Columbia University.

Commenting on this new appointment to the Board, Thomas M. O’Brien, President and CEO of State Bank, said, “I am very pleased to announce Nicos’ appointment. His extensive real estate and banking experience, will make him a tremendous asset to our Board and our business. I am confident that Nicos will contribute significantly to the Company especially as we begin to grow our lending business and, in particular, as we develop the substantial opportunities in our recently announced Manhattan expansion. This announcement represents another step in the execution of our commitment to deliver superior, responsive service to our customers and build long-term sustainable earnings and value for our stockholders.”

Regarding his appointment, Mr. Katsoulis said, “I am privileged to serve on the board of a Company with a well-known and respected reputation for its commitment to quality customer service. In addition, I am delighted to become a member at this time as the Company embarks on many new initiatives and growth strategies. I look forward to contributing my background and experience to further build on the Bank’s strengths and achieve continued success.”

State Bancorp, Inc. (NASDAQ: STBC), is the holding company for State Bank of Long Island, the  largest independent commercial bank headquartered on Long Island.  In addition to its sixteen branch locations throughout Nassau, Suffolk and Queens Counties, the Bank owns Jericho, N.Y.-based Studebaker-Worthington Leasing Corp., a nationwide provider of business equipment leasing.  The Bank also maintains a lending facility in Jericho. State Bank has built a reputation for providing high-quality personal service to meet the needs of commercial, small business, municipal and consumer markets throughout Long Island and Queens. The Company maintains a web site at www.statebankofli.com with corporate, investor and branch banking information.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that,” and similar expressions are intended to identify forward-looking statements.  The forward-looking statements involve risk and uncertainty and a variety of factors that could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in:  market interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, the quality and composition of the loan and lease or investment portfolios, demand for loan and lease products, demand for financial services in the Company’s primary trade area, litigation, tax and other regulatory matters, accounting principles and guidelines, other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing and services and those risks detailed in the Company’s periodic reports filed with the SEC.  Investors are encouraged to access the Company’s periodic reports filed with the SEC for financial and business information regarding the Company at www.statebankofli.com/corporate. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.